Exhibit 17.1

RESIGNATION

I, Francisco Del, do hereby resign my position as director of Delta Entertainment Group, Inc. effective as of February 27th 2013.

/s/ Francisco Del                                                                      Date:  February 27th 2013

Francisco Del